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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 10, 1997, with respect to the financial statements of Sterling House Corporation included in the Amendment No. 1 to the Joint Proxy Statement of Alternative Living Services, Inc. that is made a part of the Registration Statement and Prospectus (Form S-4 No. 333-34851) of Alternative Living Services, Inc. for the registration of shares of its common stock.


                                          /s/ Ernst & Young LLP

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Wichita, Kansas

September 17, 1997